ERR:  ERROR - REQUIRED_TAG_MISSING
MSG1: Required [TYPE] tag is missing.
LOC: LINE NUMBER: 0    LINE OFFSET: 0     FILE OFFSET: 0

ERR:  ERROR - SUBMISSION_HEADER_IS_MISSING
MSG1: Submission header is missing.
LOC: LINE NUMBER: 0    LINE OFFSET: 0     FILE OFFSET: 0